UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Colony Bankcorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2005

Dear Shareholder:

You are invited to attend our Annual Meeting of Shareholders to be held on April 26, 2005 in Fitzgerald, Georgia at the time and place shown in the attached notice. As we do at the meeting every year, in addition to considering the matters described in the proxy statement, we will review our 2004 business results and other matters of interest to our shareholders.

We hope that you will attend the meeting in person, but even if you plan to do so, we encourage you to please vote your shares ahead of time by using the enclosed proxy card. This will ensure that your Colony Bankcorp stock will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting. Please read it carefully.

We look forward to your participation in the annual meeting process.

Sincerely,

JAMES D. MINIX
James D. Minix
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF COLONY BANKCORP, INC.

DATE:	Tuesday, April 26, 2005

TIME:	6:00 p.m.

PLACE:	Colony Bankcorp, Inc.
Corporate Offices
115 South Grant Street
Fitzgerald, Georgia

MATTERS TO BE VOTED ON:

PROPOSAL I:     Election of twelve directors

Any other matter that may be properly brought before the meeting.

Only shareholders of record at the close of business on March 15, 2005 may vote at the meeting.

Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope.

By Order of the Board of Directors

JAMES D. MINIX
James D. Minix
Chief Executive Officer

Fitzgerald, Georgia

March 25, 2005

COLONY BANKCORP, INC.

Post Office Box 989

115 South Grant Street

Fitzgerald, Georgia 31750

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 26, 2005

To the shareholders of Colony Bankcorp, Inc.:

Notice is hereby given that the annual meeting of shareholders (the “annual meeting”) of Colony Bankcorp, Inc. (the “Company”) will be held at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia on Tuesday, April 26, 2005 at 6:00 p.m., local time, for the following purposes:

(1)	To elect 12 directors for a term of one (1) year; and

(2)	To transact any other business that may properly come before the annual meeting or any other adjournment or postponement thereof.

The close of business on March 15, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.

Shareholders may receive more than one proxy because of shares registered in different names or addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered - whether individually, as joint tenants, or in a representative capacity - and sign the related proxy accordingly.

A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for any purpose germane to the annual meeting, during normal business hours, for a period of at least 10 days prior to the annual meeting at the Company’s corporate offices located at the address set forth above.

You are cordially invited to attend the annual meeting. Whether or not you plan to do so, please mark, date and sign the enclosed proxy and mail it promptly in the enclosed postage-paid envelope. Returning your proxy does not deprive you of your right to attend the annual meeting and vote your shares in person.

More detailed information regarding the matters to be acted upon at the special meeting is contained in the proxy statement accompanying this notice.

By order of the Board of Directors

/s/ James D. Minix
James D. Minix,
Chief Executive Officer

Fitzgerald, Georgia

March 25, 2005

COLONY BANKCORP, INC.

Post Office Box 989

115 South Grant Street

Fitzgerald, Georgia 31750

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

April 26,2005

This proxy statement is furnished to the shareholders of Colony Bankcorp, Inc. in connection with the solicitation of proxies by its Board of Directors to be voted at the 2005 Annual Meeting of Shareholders and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, April 26, 2005, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia, at 6:00 p.m. local time.

The approximate date on which this proxy statement and the accompanying proxy card are first being sent or given to shareholders is March 25,2005.

As used in this proxy statement, the terms Colony Bankcorp, Company, we, our and us all refer to Colony Bankcorp, Inc. and its subsidiaries.

VOTING

General

The securities which can be voted at the Annual Meeting consist of Colony Bankcorp’s $1.00 par value common stock (“Colony Bankcorp stock”), with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Colony Bankcorp stock who are entitled to notice of and to vote at the Annual Meeting is March 15,2005. On the record date, 5,748,068 shares of Colony Bankcorp stock were outstanding and eligible to be voted.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of Colony Bankcorp stock is necessary to constitute a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against” as well as all abstentions (including votes to withhold authority to vote) will be counted.

In voting for the proposal to elect twelve directors (Proposal No. 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. The vote required to approve Proposal No. 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Any other matter which may be submitted to shareholders at the meeting will be determined by a majority of the votes cast at the meeting. Votes withheld and broker non-votes will not be counted and will have no effect.

Our directors and executive officers hold 1,368,120 shares of Colony Bankcorp stock, or approximately 23.80% of all outstanding stock, and we believe that all of those shares will be voted in favor of the proposal.

Proxies

All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. You should specify your choices on the proxy card. If no specific instructions are given with regard to the matter to be voted upon, the shares represented by a signed proxy card will be voted “for” the proposal listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to our Secretary, Terry L. Hester, at 115 South Grant Street, Fitzgerald, Georgia 31750, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

All expenses incurred in connection with the solicitation of proxies will be paid by us. Solicitation may take place by mail, telephone, telegram, or personal contact by our directors, officers, and regular employees of the Company without additional compensation.

Proposal No. 1

Election of Directors

Our Board of Directors consists of twelve members, eight of whom are non-employee directors. The Company’s bylaws provide that the Board of Directors shall consist of not less than three nor more than twenty-five persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders. The Board of Directors has voted that the Board consist of twelve members for the Company’s ensuing fiscal year.

The Nomination Committee, consisting of independent directors Terry Coleman, Morris Downing, Jerry Harrell, Sidney Ross and DeNean Stafford recommended to the full board a slate of directors for consideration in the shareholders proxy for the Annual Meeting. The Board of

Directors, based on the Nomination Committee recommendations, has nominated the following persons for submission to the shareholders for election for a one-year term expiring at the 2006 annual meeting:

Terry L. Coleman	Walter P. Patten
L. Morris Downing, Jr.	W. B. Roberts, Jr.
Edward J. Harrell	AlD. Ross
Terry L. Hester	R. Sidney Ross
James D. Minix	DeNean Stafford, III
Charles E. Myler	B.GeneWaldron

Each of the nominees is currently a director.

The Board of Directors recommends that you vote “FOR” the proposal to elect the twelve nominees names above.

Each of the nominees has consented to serve if elected. If any nominee should be unavailable to serve for any reason, the Board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

Information as of December 31, 2004 about each of the nominees is set forth below. Their ownership of Colony Bankcorp stock is set forth in the table on page nine. Colony Management Services, Inc. and all listed banks are subsidiaries of the company.

Directors and Nominees:

Terry L. Coleman. Mr. Coleman, age 61, is the Owner of Huddle House in Eastman, Georgia. He serves as a member of the House of Representatives and formerly served as Speaker of the House of Representatives. Mr. Coleman serves as a Director of Colony Bank of Dodge County. Mr. Coleman has been a Director of Colony Bankcorp since May, 1990.

L. Morris Downing, Jr. Mr. Downing, age 62, is President of Lowell Packing Company. He also serves as a Director of Colony Management Services, Inc. Mr. Downing has been a Director of Colony Bankcorp since July, 1994 and has served as Chairman of the Board since May, 2002.

Terry L. Hester. Mr. Hester, age 50, has been Executive Vice President and Chief Financial Officer of Colony Bankcorp since June, 1994 and Secretary of Colony Bankcorp since May 2003. He also served as Acting President and Chief Executive Officer from June, 1993 to June, 1994 and has served as Treasurer since 1982. He also serves as a Director of Colony Bank Wilcox, Colony Bank Quitman, FSB and Georgia First Mortgage. Mr. Hester has been a Director of Colony Bankcorp since March, 1990.

Edward J. Harrell. Mr. Harrell, age 60, is Partner of the Macon law firm, Martin, Snow, LLP. Mr. Harrell has been a Director of Colony Bankcorp since December, 2002.

James D. Minix. Mr. Minix, age 63, has served as Chief Executive Officer of the Company since December, 2004 and served as President and Chief Executive Officer of the Company from June, 1994 to December, 2004. Mr. Minix served as President and Chief Executive Officer of Colony Bank of Fitzgerald from January, 1993 to June, 1994. He also served as President and Chief Executive Officer of Colony Bank Ashburn from February, 1990 to December, 1992. He serves as a Director for Colony Bank Southeast and Colony Bank Worth. Mr. Minix has been a Director of Colony Bankcorp since March, 1994.

Charles E. Myler. Mr. Myler, age 62, is retired from FDIC where he served for twenty years as a supervisor of the Albany FDIC office and worked another sixteen years as an FDIC field examiner. Mr. Myler serves as a Director of Colony Bank Ashburn. Mr. Myler has been a Director of Colony Bankcorp since October, 2004.

Walter P. Patten. Mr. Patten, age 53, has served as Executive Vice President of the Company since May, 2000. Mr. Patten has served as President and CEO of Colony Bank Worth since January, 1992. Mr. Patten has responsibility for supervision and development of all Colony banking subsidiaries. He serves as a Director of Colony Bank Worth, Colony Bank Ashburn, Georgia First Mortgage, Colony Management Services, Inc. and Colony Bank Quitman, FSB. Mr. Patten has been a Director of Colony Bankcorp since December, 2000.

W. B. Roberts, Jr. Mr. Roberts, age 62, is a Farmer and a Businessman. He also serves as Chairman of the Board of Colony Bank Ashburn. Mr. Roberts has been a Director of Colony Bankcorp since March, 1990.

Al D. Ross. Mr. Ross, age 41, has served as President and Chief Operating Officer of the Company since December, 2004 and served as Executive Vice President of the Company from January, 2003 to December, 2004 and served as Senior Vice President of the Company from May, 2002 to January, 2003. He also has served as President and Chief Executive Officer of Colony Bank Southeat since May, 2001. Mr. Ross has responsibility for supervison of operations for all Colony Banking subsidiaries. Mr. Ross serves as a Director of Colony Bank Southeast, Colony Bank of Fitzgerald, Colony Management Service, Inc. and Chairman of Georgia First Mortgage Company. Mr. Ross has been a Director of Colony Bankcorp since January, 2005.

R. Sidney Ross. Mr. Ross, age 63, is President of Ross of Georgia, Inc. Mr. Ross has been a Director of Colony Bankcorp since November, 1982.

DeNean Stafford, III. Mr. Stafford, age 48, is President and Chief Executive of Stafford Development Company. Mr. Stafford has been a Director of Colony Bankcorp since October, 2004.

B. Gene Waldron. Mr. Waldron, age 45, is President of Tri-County Gin, Inc., President of Deep South Peanut, Inc., President of Waldron Enterprises, Inc. and Vice President of Waldron Farm Service, Inc. He also serves as Chairman of the Board of Colony Bank Southeast. Mr. Waldron has been a Director of Colony Bankcorp since April, 2002.

Each director serves until the annual meeting following his election or until such later time as his successor is elected and qualifies or there is a decrease in the number of directors.

Executive Officers:

James D. Minix, Terry L. Hester, Walter P. Patten and Al D. Ross are the only executive officers of Colony Bankcorp, Inc. Messrs. Minix, Hester, Patten and Ross were previously reported on as nominees for election as directors.

Executive officers do not hold office for a fixed term but may be removed by the Board of Directors with or without cause. The company does not have any employment or change-in-control agreements with any of the named executive officers.

Governance of the Company

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. Colony Bankcorp, through its Board of Directors and management, has long sought to meet the highest standards of corporate governance. The Board has adopted and adheres to corporate governance guidelines which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Georgia law (the state in which we are incorporated), the rules and listing of NASDAQ, and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has twelve members, eight of whom meet the NASDAQ standard for independence. Only independent directors serve on our Audit Committee, Governance Committee, Compensation Committee and Nomination Committee.

In May, 2004, the Board of Directors re-appointed L. Morris Dowing, Jr. as Chairman, a position Mr. Downing has held since May, 2002. In this capacity, Mr. Downing has frequent contact with Mr. Minix and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board. The Board of Directors has determined that Mr. Downing meets the Rules of NASDAQ standard for independence.

In assessing potential directors for our Board, we look for candidates who possess a wide range of experience, skills, areas of expertise, knowledge and business judgement. A director candidate should also have demonstrated superior performance or accomplishments in his or her professional undertakings.

Our Board of Directors conducts regular meetings, generally on a monthly basis and also conducts some of its business through the six committees described below. Our Board of Directors met twelve times during the year and each director attended at least 75% of the meetings of the full Board and of the committee on which he serves.

Committees of the Board of Directors

The Executive Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full board. The purpose of the Executive Committee is to conduct necessary business and make decisions on behalf of the full Board between regular Board meetings. Mr. Sidney Ross, Mr. Harrell, Mr. Minix and Mr. Downing were members of this committee during the year. The committee met two times during the year.

The Compensation Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full board. The purpose of the Compensation Committee is to ensure that the Chief Executive Officer, other executive officers and key management of the Company are compensated effectively in a manner consistent with the compensation strategy of the company, internal equity considerations, competitive practice, and any requirements of appropriate regulatory bodies, to establish guidelines and oversee the administration of executive compensation plans and arrangements as well as certain employee benefit plans and to recommend any changes to the Director’s compensation package. Mr. Downing, Mr. Harrell, Mr. Coleman and Mr. Stafford were members of this committee during the year. As of December 31, 2004, the members of the Compensation Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the rules of NASDAQ. The committee met two times during the year.

The Governance Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full board. The purpose of the Governance Committee is to take a leadership role in shaping the corporate governance of the Company, to develop and recommend to the Board a set of corporate governance guidelines and to address committee structure and operations. Mr. Harrell, Mr. Coleman, Mr. Downing and Mr. Sidney Ross were members of this committee during the year. As of December 31, 2004 the members of the Governance Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the Rules of NASDAQ. The committee met two times during the year.

The Audit Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full board. The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities for the company’s accounting and financial reporting processes and audits of the financial statements of the company by monitoring the integrity of the company’s financial statements, the independence and qualifications of its external auditor, the company’s system of internal controls, the performance of the company’s internal audit process and external auditor and the company’s compliance with laws, regulations and the Directors and Senior Financial Officers Code of Ethical Conduct and the Code of Conduct. Mr. Coleman, Mr. Waldron, Mr. Roberts, Mr. Downing and Mr. Myler were members of this committee during the year. As of December 31, 2004, the members of the Audit Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the Rules of NASDAQ. The committee met twelve times during the year.

The Asset-Liability Management Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board. The purpose of the Asset-Liability Management Committee is to monitor all aspects of the Company’s Asset/Liability Management functions as set forth in Colony Bankcorp, Inc. Asset/Liability Management Policy. Mr. Hester, Mr. Downing, Mr. Roberts, Mr. Waldron and Mr. Myler were members of this committee during the year. The committee met two times during the year.

The Nomination Committee is appointed by the Chairman of the Board of Directors of the company, subject to election by the full Board. The purpose of the Nomination Committee is to make recommendations to the Board on qualifications and selection criteria for Board members and review the qualifications of potential candidates for the Board and to make recommendations to the Board on nominees to be elected at the Annual Meeting of Stockholders. Colony Bankcorp, Inc. has a standing Nomination Committee composed of the following members: Directors Harrell, Coleman, Downing, Sidney Ross and Stafford. Each of the members of the Committee were deemed independent as defined in the listing standards of the National Association of Securities Dealers (“NASD”). The Committee has a written charter, a copy of which is attached hereto as Exhibit “B”. The charter is not currently available on the Company’s website. The Committee does not currently have a policy or process for identifying and evaluating nominees, other than the qualification requirements set forth by the Georgia Department of Banking & Finance. The Committee does not currently have a policy with regard to the consideration of any director candidates recommended by security holders. The Board of Directors has determined such a policy has been unnecessary in the past and will charge the Nomination Committee to evaluate the appropriateness of developing such a policy in the coming year. The committee met two times during the year.

Director Compensation

Directors of the Company receive $600 for each meeting of the Board of Directors attended and $500 for meetings not attended with the exception of the Chairman who receives $700 for each board meeting attended. Outside directors are paid $200 per month for each committee of the company for which they serve.

Directors of Colony Bank of Fitzgerald receive $400 for each meeting attended, $300 for meetings not attended and $75 for each loan committee meeting attended. Directors Emeritus receive $200 for each meeting attended.

Directors of Colony Bank Ashburn receive $300 for each meeting attended and $50 for each loan and audit committee meeting attended.

Directors of Colony Bank of Dodge County receive $300 for each meeting attended and $50 for each loan committee meeting attended.

Directors of Colony Bank Worth receive $300 for each meeting attended and $50 for each loan committee meeting attended.

Directors of Colony Bank Southeast receive $300 for each meeting attended and $50 for each committee meeting attended.

Directors of Colony Bank Wilcox receive $300 for each meeting attended and $50 for each loan committee meeting attended.

Directors of Colony Management Services, Inc. receive $250 for each meeting attended.

Directors of Colony Bank Quitman, FSB receive $450 for each meeting attended and $100 for each loan committee meeting attended.

Directors Emeritus of Colony Bankcorp, Inc. receive $300 for each board meeting attended.

Directors of Colony Bank of Fitzgerald were able to defer all or a portion of director’s fees in return for a deferred income agreement. Under the agreement, a Director agrees to serve for either five or ten years without director’s fee compensation in exchange for an agreement by the Bank to pay the director deferred income at death, or upon attaining age 65. With the deferred compensation, the Bank has purchased key man insurance on the participating directors which will pay the Bank a death benefit equal in value to the projected cost of the deferred income. Management believes the program will have no net cost to the Bank. Liabilities accrued under the plan totaled $816,086 as of December 31,2004. Benefit payments under the contracts were $175,970 in 2004. Provisions charged to operations totaled $196,008 in 2004. All fees covered by the deferred compensation plan have been deferred and all directors are now receiving director fees. Colony Bank of Fitzgerald continues to pay premiums on the insurance policies. All directors are participating in the plan, except new directors elected since 1990.

Directors of Colony Bank Quitman, FSB adopted a deferred compensation plan effective December 15, 1996 for the benefit of its officers and directors. The bank funds the plan with general bank assets. The bank acquired life insurance policies to serve as the primary funding source. As of December 31, 2004, the cash values of those policies were $1,318,673. The liability accrued for benefits payable under the plan was $104,937 as of December 31,2004. The purposes of the plan are to provide key person life insurance to the bank and to provide retirement benefits to key employees. A total of six directors participate in the plan. Annual future retirement payments for non-employee directors have limits based on the participant’s highest annual compensation. During 2004, the bank recognized deferred compensation expense of $23,056. Income recognized on plan assets was $30,800. Thus, net income for calendar 2004 was $7,744. All directors are participating in the plan, except new directors elected since 2002.

Stock Ownership

Principal Shareholders

This table sets forth information as of February 28, 2005, regarding ownership of Colony Bankcorp by each person we believe owns more than 5% of such stock.

Name and Address	Shares Beneficially Owned		Percent of Class
Robert Sidney Ross Post Office Box 666 Ocilla, Georgia 31774	671,623	(1)	11.68%

(1)	Includes 545,010 shares owned by Robert Sidney Ross; 86,186 shares owned by Ross of Georgia Inc; 1,250 shares owned by minor children; 365 shares owned by spouse; and 38,812 shares owned by a family trust.

Directors and Executive Officers

The following table sets forth information as of February 28, 2005 regarding the ownership of Colony Bankcorp stock by each Colony Bankcorp director (including nominees for director) and by the executive officers of Colony Bankcorp and its subsidiaries, and by all directors and executive officers as a group.

Name and Address	Shares Beneficially Owned (1)		Percent of Class
Terry L. Coleman Director	126,651		2.20%
L. Morris Downing, Jr. Director	179,752		3.13%
Edward J. Harrell Director	21,000		0.37%
Terry L. Hester Director; Executive Officer	107,629	(2)	1.87%
James D. Minix Director; Executive Officer	118,224	(2)	2.06%
Charles E. Myler Director	3,004		0.05%
Walter P. Patten Director; Executive Officer	33,308	(2)	0.58%
W. B. Roberts, Jr. Director	20,986		0.37%
Al D. Ross. Director	10,817	(2)	0.19%
R. Sidney Ross Director	671,623		11.68%

Name and Address	Shares Beneficially Owned (1)	Percent of Class
DeNean Stafford, III Director	—	—
B. Gene Waldron Director	75,126	1.31%
All directors and executive officers as a group (12 persons)	1,368,120	23.80%

(1)	Includes shares owned by spouses and minor children of officers and directors, as well as shares owned by trust or businesses in which officers and directors have a significant interest. The information contained herein shall not be construed as an admission that any such person is, for purposes of Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any securities not held of record by that person or entity.

(2)	Includes shares held by Trustees of Colony Bankcorp, Inc. Profit Sharing and Stock Bonus Plan of which Mr. Hester has 49,158 allocated shares; Mr. Minix has 23,989 allocated shares; Mr. Patten has 11,606 allocated shares; and Mr. Al Ross has 796 allocated shares as of December 31, 2004. Although shares are held by Trustees, all plan participants direct the Trustees in the manner in which they wish their allocated shares to be voted. Unallocated shares, if any, will not be voted pursuant to the plan.

Executive Compensation

The following table sets forth the total annual compensation paid in each of the last three fiscal years to those persons who served as Executive Officer for any part of the preceding fiscal year and who received an annual salary and bonus in excess of $100,000 (collectively, the “Named Executive Officers”) in the last fiscal year.

Summary Compensation Table

	Annual Compensation								Long-Term Compensation
(2) Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation			Securities Underlying Options (#)		(3) All Other Compensation
James D. Minix Chief Executive Officer of the Company	2004 2003 2002	$ $ $	185,955 169,050 161,000	$ $ $	30,000 30,000 49,126	$ $ $	29,435 29,450 32,306	(1) (1) (1)	2,500 2,000 —	(2) (2)	— — —

Al D. Ross President and Chief Operating Officer of the Company and President and CEO of Colony Bank Southeast	2004 2003 2002	$ $ $	114,615 104,423 97,500	$ $ $	28,487 27,800 21,000	$ $ $	21,785 17,479 13,860	(1) (1) (1)	1,000 850 750	(2) (2) (2)	— — —

Terry L. Hester Executive Vice President and Chief Financial Officer of the Company	2004 2003 2002	$ $ $	107,000 100,000 97,500	$ $ $	11,600 10,000 6,345	$ $ $	18,558 18,142 17,455	(1) (1) (1)	1,000 500 —	(2) (2)	— — —

Walter P. Patten Executive Vice President of the Company; President and CEO of Colony Bank Worth	2004 2003 2002	$ $ $	142,500 137,500 130,000	$ $ $	38,404 26,906 20,673	$ $ $	35,078 33,276 29,958	(1) (1) (1)	1,000 1,000 1,000	(2) (2) (2)	— — —

Name	2004	2003	2002
(1) Includes dollar value of Group Term Life and company vehicle provided to executive officers as follows:

James D. Minix	$2,223	$2,300	$2,306
Terry L. Hester	$560	$581	$405
Walter P. Patten	$1,126	$1,224	$1,109
Al D. Ross	$874	$1,002	$805

Includes contribution to the profit sharing plan of Colony Bankcorp, Inc. as follows:

James D. Minix	$12,812	$12,500	$12,500
Terry L. Hester	$7,448	$6,911	$6,750
Walter P. Patten	$12,002	$10,352	$9,799
Al D. Ross	$9,311	$8,327	$7,655

Name	2004	2003	2002
Includes director’s fees paid by the Company and its subsidiaries as follows:

James D. Minix	$14,400	$14,650	$17,500
Terry L. Hester	$10,550	$10,650	$10,300
Walter P. Patten	$21,950	$21,700	$19,050
Al D. Ross	$11,600	$8,150	$5,400

(2)	Mr. Minix received 2,500 shares of Colony stock with a fair market value of $20.20 per share and 2,000 shares with a fair market value of $ 16.00 per share respectively for 2004 and 2003. Mr. Hester received 1,000 shares of Colony stock with a fair market value of $20.20 per share and 500 shares with a fair market value of $16.00 per share respectively for 2004 and 2003. Mr. Patten received 1,000 shares of Colony Stock with a fair market value of $20.20 per share, 1,000 shares with a fair market value of $16.00 per share and 1,000 shares with a fair market value of $13.40 per share respectively for 2004, 2003, and 2002. Mr. Ross received 1,000 shares of Colony stock with a fair market value of $20.20 per share, 850 shares with a fair market value of $16.00 per share and 750 shares with a fair market value of $13.40 per share respectively for 2004, 2003, and 2002. These shares were issued pursuant to Colony Bankcorp, Inc. 1999 Restricted Stock Grant Plan. Shares granted are fully vested after three years.

(3)	There was no additional compensation for any executive officers.

Profit Sharing and Stock Bonus Plans

Each of the subsidiary banks of the Company has adopted a profit sharing and stock bonus plan which provides for the Board of Directors to make a discretionary contribution to the plan out of profits in an amount not to exceed 10% of the total annual compensation of the employees eligible to participate in the plan. Employees are eligible to participate after completion of one year of service. The contribution by the Bank is allocated among the participants according to the ratio of the participant’s compensation to the total compensation of all employees. The employee’s interest vests over a period of seven years; prior to 1989 an employee’s interest in its individual account vested over a period of eleven years. For the year ending December 31, 2004, the Board of Directors of the Company and subsidiary banks voted to contribute in the aggregate $479,108 of the profits of the Company to the Company’s profit sharing plans.

Other Compensation and Benefit Plans

Incentive Cash Plan. Bonuses for our Cash Incentive Plan are tied to a weighting factor, of which one-half of the bonus award is based on the Company’s return on equity, along with other weighting factors of loan growth, problem asset reduction, net interest margin, net overhead, past due loan levels and charge-off loan levels with the reward potential within a range of 6.25% to 50% of salary. The compensation listed as “bonus” in the summary compensation table for executive compensation represents payments under the cash incentive plan to the listed executive officers.

Transactions with the Company

Loans. The Company’s directors and officers from time to time have borrowed funds from the Company’s subsidiaries for various business and personal reasons. Such loans are made in strict compliance with state and Federal statutes and regulations of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance.

As of December 31, 2004, certain officers, executive officers, directors, and companies in which they are an executive officer or partner or in which they have a 10% or more beneficial interest, were indebted to the bank in the aggregate amount of $15,047,046. Such loans were (1) made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with other persons; and (3) did not involve more than normal risk of collectibility or present other unfavorable features.

The Company and its subsidiaries utilized the services of Martin, Snow, LLP during 2004. Mr. Edward J. Harrell is a director of the Company and a partner in that law firm.

On January 15, 2004, Colony Bank Worth entered into a lease for its second branch office in Tifton, Georgia with Mobile Home Tract, LLC. Director Stafford is a principal owner and officer with Mobile Home Tract, LLC. The lease was negotiated in an arms-length transaction prior to Mr. Stafford’s affiliation with Colony.

Legal Proceedings

There are no “material” pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, to which the Company or any of its subsidiaries is a party or of which any of their property is subject. Material proceedings are defined as claims for damages where the amount involved, exclusive of interest and cost, exceeds ten percent of the current assets of the Company and its subsidiaries on a consolidated basis.

During the previous five years, no director, person nominated to become a director, or executive officer of the Company was the subject of a legal proceeding that is material to an evaluation of the ability or integrity of any such person.

Report on Executive Compensation

The Colony Bankcorp Compensation Committee makes this report on executive compensation for the fiscal year ended December 31, 2004.

One of the committee’s responsibilities is to determine the compensation of the executive officers of Colony Bankcorp, Inc. and its subsidiaries (“Colony Bankcorp”), including those named in the Summary Compensation Table which appears elsewhere in this proxy statement. The components of executive compensation are salary, bonus awards under the Company’s Incentive Cash Plan, contributions by the Company to its Profit Sharing Plan, director fees, the dollar value of our group term life insurance and company vehicles provided to executive officers and long term compensation in which Colony shares are granted with Colony Bankcorp, Inc. Restricted Stock Grant Plan.

It is our policy to determine the salary components of executive compensation principally upon the basis of corporate performance, although the elements of corporate performance may vary from year to year. Among the performance factors which we consider are corporate profitability, asset quality, growth and corporate performance relative to industry standards such as problem asset levels, past due loan levels, loan production, net interest rate margin and net overhead. We do not use a formula to calculate the relative weight of these performance factors in establishing base salary, but do give significant subjective weight to the overall value of Colony Bankcorp from year to year.

We also take into account how the overall level of Colony Bankcorp’s executive compensation compares to similar-sized bank holding companies in the Southeastern United States. It was determined that the salary and bonus component of executive compensation was generally within competitive market limits of similar-sized bank holding companies. All other employment benefits of the executive officers were found to be generally within competitive limits.

In setting the compensation for fiscal year 2004 of James D. Minix, the Company’s President and Chief Executive Officer, which included a 10.00% salary increase, a continuation of the bonus award with the Company’s Cash Incentive Plan within a range of 12.50% to 50.00% of salary, and grant of 2,500 shares of Colony stock with Colony Bankcorp, Inc. 1999 Restricted Stock Plan, we did not apply an objective formula, but did take into account the following factors:

1.	During the fiscal year 2003, Colony Bankcorp continued to increase in value as reflected by an approximate 8.84% increase in stockholder’s equity from fiscal year 2002. During that same period, the market value of the Company’s common stock increased by approximately 26.25%.

2.	Colony Bankcorp posted record earnings for fiscal year 2003. Net income for 2003 increased by approximately 18.50% from 2002.

3.	Colony Bankcorp’s total assets increased by approximately 11.14% from fiscal 2002 to fiscal 2003.

The compensation committee considered similar factors in setting the compensation for Messrs. Hester, Patten, and Ross.

The Board of Directors of the Company did not modify or reject any recommendations we made in 2004 with respect to compensation decisions.

COLONY BANKCORP, INC. COMPENSATION COMMITTEE:

Terry L. Coleman	DeNean Stafford, III
L. Morris Downing, Jr.	Jerry Harrell

Compensation Committee Interlocks and Insider Participation

No interlocks or insider participation exists within the Compensation Committee.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2004 audited consolidated financial statements.

•	The Committee has reviewed and discussed the Company’s 2004 audited consolidated financial statements with the Company’s management;

•	The Committee has discussed with the independent auditors, McNair, McLemore, Middlebrooks, & Co., LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•	The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditor’s independence from the Company; and

•	Based on review and discussions of the Company’s 2004 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2004 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

March 25, 2005	AUDIT COMMITTEE:
	L. Morris Downing, Jr.	B. Gene Waldron
	Charles E. Myler	Terry L. Coleman
W. B. Roberts, Jr.

Audit Committee Charter

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit A. The Board of Directors reviews and approves changes to the Audit Committee charter annually.

Independence of Audit Committee Members

The Company’s Audit Committee is comprised of W. B. Roberts, Jr., Charles E. Myler, L. Morris Downing, Jr., B. Gene Waldron and Terry L. Coleman. Each of these members meets the requirements for independence as defined by the applicable Nasdaq standards. In addition, the Board of Directors has determined that at least one member of the Audit Committee meets the Rules of NASDAQ standard of having accounting or related financial management expertise. Mr. Downing was elected the financially sophisticated individual on the Audit Committee in lieu of naming a “financial expert”. In addition, Mr. Downing was elected Chairman of the Audit Committee.

The Audit Committee does not include a financial expert as defined by the Sarbanes Oxley Act of 2002 and the Company has not named a financial expert because the Board of Directors has determined the financial acumen of each member of the Audit Committee to be very strong and capable of satisfactorily discharging their duties and responsibilities to the Board of Directors and the shareholders.

Shareholder Commications with the Board of Directors

Our Board of Directors does not have an established written policy or process from security holders to send communications to the Board of Directors. However, it has been the practice of the Company to direct any such communications to the Chairman of the Board, who would, in his or her discretion, discuss the communications with the Board at a regular Board meeting. The Board has determined this policy and process to be satisfactory in allowing security holders to communicate directly with the Board of Directors.

The Company does not have a formal policy regarding director attendance at the Company’s annual meeting. However, all directors are encouraged to attend. Approximately 80% of the Board was in attendance at last year’s annual meeting.

Exhibit A

COLONY BANKCORP, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Chairman of the Board of Directors (the “Board”) of the company, subject to election by the full Board, to assist the Board in fulfilling its oversight responsibilities for the company’s accounting and financial reporting processes and audits of the financial statements of the company by monitoring (1) the integrity of the company’s financial statements, (2) the independence and qualifications of its external auditor, (3) the company’s system of internal controls, (4) the performance of the company’s internal audit process and external auditor, and (5) the company’s compliance with laws, regulations and the Directors and Senior Financial Officers Code of Ethical Conduct and the Code of Conduct. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the company’s annual meeting proxy statement.

AUTHORITY

The Committee has authority to conduct or authorize examinations into any matters within its scope of responsibility. It has sole authority to (1) appoint, compensate, retain and directly oversee the work of the company’s external auditor (subject to shareholder approval if applicable), (2) resolve any disagreements between management and the auditors regarding financial reporting, and (3) pre-approve all audit services and permitted non-audit services provided to the company by its external auditor. It also has authority to:

•	Retain outside advisors, including counsel, as it determines necessary to carry out its duties.

•	Seek any information it requires from employees — all of whom are directed to cooperate with the Committee’s requests — or external parties.

•	Meet with company officers, external auditors, or outside counsel, as necessary.

•	Review and approve all related-party transactions.

The company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the company; for payment to any advisors employed by the Committee; and for payment of necessary administrative expenses of the Committee.

COMPOSITION

The Committee will consist of at least three members of the board of directors. The Board Chairman will appoint Committee members on the recommendation of the company’s Governance, Compensation and Nominations Committee, subject to election by the full Board. The Committee members shall elect the Committee Chairman. Committee members may be replaced by the Board. Each Committee member shall meet the NASDAQ independence definitions set forth in Rule 4200(a)(14) and in other applicable rules. In addition, Committee members must not receive any payment other than payment for board or Committee service, consistent with Section 1OA(m) of the Exchange Act and Rule 1OA-3 issued thereunder and must not be an affiliated person of the company or any subsidiary, consistent with Section 1OA(m) of the Exchange Act and Rule 1OA-3 issued thereunder. Each Committee member must be able to read and understand financial statements. At least one member must have past employment experience in finance or accounting, requisite professional certification in finance or accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. Any member that satisfies the definition of audit committee financial expert under Item 401(h) of Regulation S-K or Item 401(e) of Regulation S-B is presumed to be financially sophisticated. If no member of the Committee satisfies the definition of audit committee financial expert, the Committee shall direct the company to include appropriate disclosures in Commission filings as required by the Commission rules and regulations then in effect.

MEETINGS

The Committee will meet as often as it determines is appropriate, but not less frequently than quarterly. All Committee members are expected to attend each meeting, in person or via telephone or video conference. The Committee periodically will hold private meetings with management, the internal auditor and the external auditor. The Committee may invite any officer or employee of the company, the external auditor, the company’s outside counsel, the Committee’s counsel or others to attend meetings and provide pertinent information. Meeting agendas will be prepared by the individual serving as chief audit executive (the “CAE”) and provided in advance to members, along with appropriate briefing materials. Minutes will be kept by a member of the Committee or a person designated by the Committee.

RESPONSIBILITIES

The Committee will carry out the following responsibilities:

•	Financial Statements

•	Review and discuss with management and the external auditor significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the company’s selection or application of accounting principles, and recent professional, accounting and regulatory pronouncements and initiatives, and understand their impact on the company’s financial statements.

•	Review with management and the external auditor the results of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

•	Review and discuss with management and the external auditor the annual financial statements along with any off-balance sheet structures, including disclosures made in management’s discussion and analysis, and recommend to the board of directors whether they should be included in the company’s Form 10-K.

•	Review and discuss with management and the external auditor interim financial statements, including the results of the external auditor’s review of the quarterly financial statements, before filing the company’s Form 10-Q with the Commission or other applicable regulatory filings with regulators.

•	Review disclosures made to the Committee by the company’s CEO and CFO during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company’s internal controls.

•	At least annually prior to the filing of the audit report with the Commission (and more frequently if appropriate), review and discuss reports from the external auditor on (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the external auditor and (3) other material written communications between the external auditor and management, such as any management letter or schedules of unadjusted differences.

•	Review with management and the external auditor all matters required to be communicated to the Committee under generally accepted auditing standards, including matters required to be discussed by Statement on Auditing Standards No. 61 relating to conduct of the audit.

•

Discuss with management the company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Committee does not need to discuss each release in advance.

•	Understand how management prepares interim financial information and the nature and extent of internal and external auditor involvement.

•	Internal Controls

•	Consider the effectiveness of the company’s internal control systems, including information technology security and control.

•	Understand the scope of internal audit’s and external auditor’s reviews of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

•	Internal Audit

•	Review with management, the external auditor and the CAE the charter, plans, activities, staffing and organizational structure of the internal audit function, and any recommended changes thereto, as well as staff qualifications.

•	Review significant reports to management prepared by internal audit and management’s responses.

•	Ensure there are no unjustified restrictions or limitations on the CAE’s scope of activities or access to information, and review and concur in the appointment, replacement, or dismissal of the CAE.

•	On a regular basis, meet separately with the CAE to discuss any matters that the Committee or internal audit believes should be discussed privately.

•	Require the CAE to report, functionally, to the Committee.

•	External Audit

•	Require the external auditor to report directly to the Committee.

•	Meet with the external auditor to discuss the external auditor’s proposed audit planning, scope, staffing and approach, including coordination of its effort with internal audit.

•	Obtain and review a report from the external auditor regarding its quality control procedures, and material issues raised by the most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more of the independent audits carried out by the firm, and any steps taken to deal with any such issues and all relationships between the external auditor and the company.

•	Evaluate, and present to the board of directors its conclusions, regarding the qualifications, performance and independence of the external auditor, including considering whether the auditor’s quality controls are adequate and permitted non-audit services are compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditors.

•	Ensure the rotation of the audit partners as required by law and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the external audit firm on a regular basis.

•	Establish policies concerning the company’s hiring of employees or former employees of the external auditor, as required by law and by applicable listing standards.

•	On a regular basis, meet separately with the external auditor to discuss any matters that the Committee or external auditor believes should be discussed privately.

•	Compliance

•	Review the effectiveness of the system for monitoring compliance with laws and regulations. The results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance should also be reviewed.

•	Obtain from the external auditor assurance that Section 1OA(b) of the Securities and Exchange Act of 1934 has not been implicated (regards illegal acts and appropriate responses by company and external auditor).

•	Advise the board of directors with respect to the company’s policies and procedures regarding compliance with applicable laws and regulations and with the Directors and Senior Financial Officers Code of Ethical Conduct and the Code of Conduct, including review of the process for communicating these Codes to company personnel and for monitoring compliance.

•	Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Review and discuss with management and the external auditor any correspondence with, or the findings of any examinations by, regulatory agencies, published reports or auditor observations that raise significant issues regarding the company’s financial statements or accounting policies.

•	Obtain regular updates from management and company counsel regarding compliance matters and legal matters that may have a significant impact on the financial statements or the company’s compliance policies.

•	Reporting Responsibilities

•	Regularly report to the board of directors about Committee activities, issues and related recommendations.

•	Provide an open avenue of communication between internal audit, the external auditor and the board of directors.

•	Review any other reports the company issues that relate to Committee responsibilities.

•	Other Responsibilities

•	Perform other activities related to this charter as requested by the board of directors.

•	Institute and oversee special investigations as needed.

•	Review and assess the adequacy of the Committee charter, annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•	Annually review the Committee’s own performance.

Exhibit B

COLONY BANKCORP, INC.

GOVERNANCE, COMPENSATION, AND NOMINATION COMMITTEES CHARTER

COMPOSITION

The Chairman of the Board of Directors of Colony Bankcorp, Inc. (the “Board”), shall appoint annually Governance, Compensation, and Nomination Committees (the “Governance Committees”), each comprised of three or more Directors independent of management. The appointments will be subject to election by the full Board. One of the members of the Governance Committee shall be elected Chairman by the committee members. The members of the Governance Committees shall meet the independence requirements of the Company’s Corporate Governance Guidelines and the Rules of NASDAQ as approved by the Securities and Exchange Commission on November 4, 2003, and as they may be amended.

AUTHORITY

The Governance Committees are granted the authority to perform the duties enumerated in this Charter and, upon the direction and approval of the Board, to investigate any human resources, board governance, or compensation activity of the Company.

RESPONSIBILITY

The Board delegates to the Governance Committees strategic and administrative responsibility on a broad range of issues as follows: to ensure that the Chief Executive Officer (CEO), other executive officers, and key management of the Company are compensated effectively in a manner consistent with the compensation strategy of the company, internal equity considerations, competitive practice, and any requirements of appropriate regulatory bodies; to establish guidelines and oversee the administration of executive compensation plans and arrangements as well as certain employee benefit plans; to recommend to the Board changes in board composition, new candidates and changes to the Director’s compensation package. The Governance Committees are also responsible for taking a leadership role in shaping the corporate governance of the Company.

SPECIFIC DUTIES

The Nomination Committee shall be responsible for the following:

•	Make recommendations to the Board with respect to the size and composition of the Board.

•	Make recommendations to the Board on the minimum qualifications and standards for director nominees and the selection criteria for Board members and review the qualifications of potential candidates for the Board.

•	Make recommendations to the Board on nominees to be elected at the Annual Meeting of Stockholders.

•	Seek and identify a qualified director nominee, in the event that a director vacancy occurs, to be recommended to the Board for either appointment by the Board to serve the remainder of the term of a director position that is vacant or election at the annual meeting of the stockholders.

•	Adopt procedures, as needed, detailing the company’s process for identifying and evaluating candidates to be nominated as directors.

The Compensation Committee shall be responsible for the following:

•	Duties with regard to Director Compensation:

•	Recommend to the Board any changes to the director’s compensation package.

•	Duties with regard to Executive Compensation:

•	Review and approve the Company’s stated compensation strategy to ensure that there is a strong link between the economic interests of management and shareholders, that management members are rewarded appropriately for their contributions to company growth and profitability, and that the executive compensation strategy supports organization objectives and shareholder interests.

•	Review and approve the individual elements of total compensation for the CEO. This includes base salary, incentives, stock awards, benefits and perquisites. The Committee shall review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on that evaluation.

•	Review and approve the individual elements of total compensation for Colony Bankcorp, Inc. executive management. Review and approve general elements of total compensation for key management and other officers.

•	Review and approve the design, performance measures, and award opportunities for the Company’s executive compensation plans.

•	Review and approve the terms and conditions of stock compensation and the number of shares reserved for stock grants and awards.

•	Oversee the administration and operation of the Cash Incentive Plan, Executive Stock Grant Plan, 401 (k) Plan, and any other executive compensation plans and arrangements.

•	Communicate to shareholders the Company’s compensation philosophy, policies, and practices as required by the Securities and Exchange Commission.

•	Duties with regard to Employee Benefits:

•	Oversee the administration and operation of the 401(k) Plan, the Cash Incentive Bonus Plan, the Profit Sharing Compensation Plan, and other designated employee benefit plans.

The Governance Committee shall be responsible for the following:

•	The Governance Committee is responsible for taking a leadership role in shaping the corporate governance of the Company.

•	The Governance Committee shall develop and recommend to the Board a set of corporate governance guidelines, and periodically review and reassess the adequacy of those guidelines and recommend any proposed changes to the Board for approval.

•	The Governance Committee shall address committee structure and operations, committee reporting to the Board, committee member qualifications and committee member appointment and removal.

•	The Governance Committee shall adopt a process whereby it receives comments from Directors and reports annually to the Board with an assessment of the Board’s performance, to be discussed with the full board.

•	The Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Governance Committee shall annually review its own performance.

STAFF AND OTHER SUPPORT

Primary staff support for the Governance Committees shall be provided by Colony Management Services, Inc. General Counsel of the Company shall assist on corporate governance matters. Further, the Governance Committees shall also have authority to obtain advice and assistance from internal or external sources, including accounting, audit, and other advisors.

MEETINGS

The Governance Committees shall meet quarterly or at other times as the Chairmen of the Governance Committees shall designate. As necessary or desirable, the Chairmen of the Governance Committees may request that certain members of management be present at meetings of the Governance Committees.

REPORTS AND MINUTES

The Governance Committees shall report to the Board actions of each Committee at the next regularly scheduled meeting of the Board or, as required by the nature of its duties on its activities, and shall make recommendations to the Board as the Governance Committees decide are appropriate. The Governance Committees shall keep minutes for each meeting. The Governance Committees Chairman shall review and approve the Governance Committees minutes, and they shall be filed with the Corporate Secretary for retention with the records of the Company.

BUSINESS OF THE COMPANY

Colony Bankcorp, Inc. (the “Company”) is a Georgia business corporation which was incorporated on November 8, 1982. The Company was organized for the purpose of operating as a bank-holding company under the Federal Bank-Holding Company Act of 1956, as amended, and the bank-holding company laws of Georgia. On July 22. 1983, the Company, after obtaining the requisite regulatory approvals, acquired 100 percent of the issued and outstanding common stock of Colony Bank of Fitzgerald (formerly The Bank of Fitzgerald), Fitzgerald, Georgia, through the merger of the Bank with a subsidiary of the Company which was created for the purpose of organizing the Bank into a one-bank holding company. Since that time, Colony Bank of Fitzgerald has operated as a wholly-owned subsidiary of the Company.

On April 30, 1984, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Wilcox (formerly Pitts Banking Company and Community Bank of Wilcox), Pitts, Wilcox County, Georgia in an all stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On November 1, 1984, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Ashburn (formerly Ashburn Bank). Ashburn, Turner County, Georgia for a combination of cash and interest-bearing promissory notes. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On September 30, 1985, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank of Dodge County (formerly The Bank of Dodge County), Eastman, Dodge County, Georgia in an all stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On July 31, 1991, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Worth (formerly Worth Federal Savings and Loan Association and Bank of Worth), Sylvester, Worth County, Georgia in a cash and stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On November 8, 1996, the Company organized Colony Management Services, Inc. to provide support services to each subsidiary. Services include loan and compliance review, internal auditing and data processing.

On November 30, 1996, the Company acquired 100 percent of Colony Bank Southeast (formerly Broxton State Bank), Broxton, Coffee County, Georgia in an all stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On March 2, 2000, Colony Bank Ashburn purchased the capital stock of Georgia First Mortgage Company in a business combination accounted for as a purchase. Georgia First Mortgage is primarily engaged in residential real estate mortgage lending in the state of Georgia.

On March 29, 2002, the Company acquired 100 percent of Colony Bank Quitman (formerly Quitman Federal Savings Bank), Quitman, Brooks County, Georgia in a cash and stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On March 26, 2002, Colony formed Colony Bankcorp, Inc. Statutory Trust I and on December 19, 2002 formed Colony Bankcorp, Inc. Statutory Trust II. Both were formed to establish special purpose entities to issue trust preferred securities.

On March 19, 2004, Colony Bank Ashburn purchased Flag Bank - Thomaston Office in a business combination accounted for as a purchase. Since the date of acquisition, the Thomaston office has operated as a branch office of Colony Bank Ashburn.

On June 17, 2004, Colony formed Colony Bankcorp, Inc. Statutory Trust III for the purpose of establishing a special purpose entity to issue trust preferred securities.

Colony Bankcorp, Inc. is a multi-bank holding company with its primary offices located in Fitzgerald, Georgia. The Company owns seven banking subsidiaries doing business in twenty-six offices in the South and Central Georgia cities of Albany, Ashburn, Broxton, Chester, Colombus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Tifton, Valdosta and Warner Robins.

Because Colony Bankcorp, Inc. is a bank-holding company, its principal operations are conducted through it subsidiary banks. It has 100% ownership of each subsidiary and maintains systems of financial, operational and administrative controls that permit centralized evaluation of the operations of the subsidiary banks in selected functional areas including operations, accounting, marketing, investment management, purchasing, human resources, computer services, auditing, compliance and credit review.

Responsibility for management of each bank remains with its respective Board of Directors and officers. Services rendered by the Company are intended to assist the local management of the banks and to expand the scope of available banking services.

Colony Bankcorp, Inc. common stock is quoted on the NASDAQ National Market under the symbol “CBAN”.

EMPLOYEES

As of December 31, 2004, Colony Bankcorp, Inc. and its subsidiaries employed 281 fulltime employees and 29 part-time employees.

COLONY BANKCORP, INC & SUBSIDIARIES

SELECTED FINANCIAL DATA

The following financial information are tabular presentations of the financial condition and interest rate sensitivity of the company.

	Year Ended December 31,
	2004	2003	2002	2001	2000
Selected Balance Sheet Data:
Total Assets	997,591	868,606	781,535	621,549	519,903
Total Loans	778,643	654,177	571,816	456,052	388,003
Total Deposits	850,329	732,318	664,594	528,017	450,012
Investment Securities	112,593	110,408	90,407	77,433	68,905
Federal Home Loan Bank Stock	4,479	3,000	2,837	2,214	1,610
Stockholders’ Equity	61,763	55,976	51,428	41,971	40,210
Selected Income Statement Data:
Interest Income	51,930	46,418	45,592	45,524	41,758
Interest Expense	18,383	18,414	21,997	25,740	22,265
Net Interest Income	33,547	28,004	23,595	19,784	19,493
Provision for Loan Losses	3,469	4,060	2,820	1,854	2,280
Other Income	6,424	7,128	6,622	4,964	3,568
Other Expenses	24,271	20,864	18,804	15,584	14,081
Income Before Tax	12,231	10,208	8,593	7,310	6,700
Income Tax Expense	4,162	3,392	2,841	2,444	2,187
Net Income before minority interest and cumulative effect	8,069	6,816	5,752	4,866	4,513
Minority interest	—	—	—	—	—
Net income before cumulative effect	8,069	6,816	5,752	4,866	4,513
Cumulative effect	—	—	—	—	—
Net Income	8,069	6,816	5,752	4,866	4,513
Weighted Average Shares Outstanding (1)	5,705	5,702	5,595	5,479	5,549
Shares Outstanding (1)	5,738	5,728	5,716	5,301	5,550
Intangible Assets	3,047	691	847	457	511
Dividends Paid	1,808	1,555	1,258	1,055	844
Average Assets	938,283	816,666	707,631	563,945	476,753
Average Stockholders’ Equity	59,037	53,843	47,910	42,697	37,238
Net Charge-offs	1,973	2,908	2,067	1,356	1,301
Reserve for Loan Losses	10,012	8,516	7,364	6,159	5,661
OREO	1,127	2,724	1,357	1,554	349
Nonperforming Loans	8,809	7,492	7,871	8,713	5,937
Nonperforming Assets	9,936	10,216	9,228	10,267	6,286
Average Earning Assets	887,331	774,984	669,724	530,787	448,657
Noninterest Bearing Deposits	68,169	64,044	51,533	45,967	38,649

COLONY BANKCORP, INC & SUBSIDIARIES

SELECTED FINANCIAL DATA

	Year Ended December 31,
	2004	2003	2002	2001	2000
PER SHARE DATA:
Net Income Diluted (1)	1.41	1.19	1.03	0.89	0.81
Book Value (1)	10.76	9.77	9.00	7.92	7.25
Tangible Book Value (1)	10.23	9.65	8.85	7.83	7.15
Dividends (1)	0.315	0.271	0.22	0.192	0.152
PROFITABILITY RATIOS:
Net Income to Average Assets	0.86%	0.83%	0.81%	0.86%	0.95%
Net Income to Average Stockholders’ Equity	13.67%	12.66%	12.01%	11.40%	12.12%
Net Interest Margin	3.81%	3.65%	3.57%	3.78%	4.39%
LOAN QUALITY RATIOS:
Net Charge-offs to Total Loans	0.25%	0.44%	0.36%	0.30%	0.34%
Reserve for Loan Losses to Total Loans and OREO	1.28%	1.30%	1.29%	1.35%	1.46%
Nonperforming Assets to Total Loans and OREO	1.27%	1.56%	1.61%	2.24%	1.62%
Reserve for Loan Losses to Nonperforming Loans	113.66%	113.67%	93.56%	70.69%	95.35%
Reserve for Loan Losses to Total Nonperforming Assets	100.76%	83.36%	79.80%	59.99%	90.06%
LIQUIDITY RATIOS:
Loans to Total Deposits	91.57%	89.33%	86.04%	86.37%	86.22%
Loans to Average Earning Assets	87.75%	84.41%	85.38%	85.92%	86.48%
Noninterest-Bearing Deposits to Total Deposits	8.02%	8.75%	7.75%	8.71%	8.59%
CAPITAL ADEQUACY RATIOS:
Common Stockholders’ Equity to Total Assets	6.19%	6.45%	6.58%	6.75%	7.73%
Total Stockholder’s Equity to Total Assets	6.19%	6.45%	6.58%	6.75%	7.73%
Dividend Payout Ratio	22.34%	22.73%	21.36%	21.57%	18.77%

(1)	All Per Share Data Adjusted to Reflect 5-for-4 Stock Split Effective September 1, 2003.

COLONY BANKCORP, INC. AND SUBSIDIARIES

QUARTERLY RESULTS OF OPERATIONS

	Three Months Ended
	Dec. 31	Sept. 30	June 30	Mar. 31
	($ in thousands, except per share data)
2004
Interest Income	$13,902	$13,294	$12,606	$12,128
Interest Expense	5,131	4,721	4,311	4,220

Net Interest Income	8,771	8,573	8,295	7,908
Provision for Loan Losses	760	864	865	980
Securities Gains (Losses)	—	(31)	—	—
Noninterest Income	1,653	1,622	1,604	1,545
Noninterest Expense	6,507	6,224	5,981	5,528

Income Before Income Taxes	3,157	3,076	3,053	2,945
Provision for Income Taxes	1,077	1,019	1,046	1,020

Net Income	$2,080	$2,057	$2,007	$1,925

Net Income per Common Share
Basic	0.36	0.36	0.35	0.34
Diluted	0.36	0.36	0.35	0.34

	Three Months Ended
	Dec. 31	Sept. 30	June 30	Mar. 31
	($ in thousands, except for per share data)
2003
Interest Income	$11,780	$11,639	$11,573	$11,426
Interest Expense	4,227	4,427	4,795	4,966

Net Interest Income	7,553	7,212	6,778	6,460
Provision for Loan Losses	1,133	1,455	823	649
Securities Gains (Losses)	—	369	—	—
Noninterest Income	1,632	1,729	1,807	1,592
Noninterest Expense	5,416	5,293	5,233	4,922

Income Before Income Taxes	2,636	2,562	2,529	2,481
Provision for Income Taxes	849	843	864	836

Net Income	$1,787	$1,719	$1,665	$1,645

Net Income per Common Share
Basic	0.31	0.30	0.29	0.29
Diluted	0.31	0.30	0.29	0.29

COLONY BANKCORP, INC. AND SUBSIDIARIES

INTEREST RATE SENSITIVITY

The following table is an analysis of the Company’s interest rate-sensitivity position at December 31, 2004. The interest rate-sensitivity gap, which is the difference between interest-earning assets and interest-bearing liabilities by repricing period, is based upon maturity or first repricing opportunity, along with a cumulative interest rate-sensitivity gap. It is important to note that the table indicates a position at a specific point in time and may not be reflective of positions at other times during the year or in subsequent periods. Major changes in the gap position can be, and are, made promptly as market outlooks change.

	Assets and Liabilities Repricing Within
($ in thousands)	3 Months or Less	4 to 12 Months	1 Year	1 to 5 Years	Over 5 Years	Total
EARNING ASSETS:
Interest-bearing deposits	3,229		3,229			3,229
Federal Funds Sold	43,997		43,997			43,997
Investment Securities	19,814	2,750	22,564	76,876	13,153	112,593
Loans, Net of Unearned Income	347,227	155,765	502,992	263,459	12,193	778,644
Loans held for sale	1,191		1,191			1,191
Other interest-bearing assets	4,479		4,479			4,479

Total Interest-earning assets	419,937	158,515	578,452	340,335	25,346	944,133

INTEREST-BEARING LIABILITIES:
Interest-bearing Demand deposits (1)	167,320		167,320			167,320
Savings (1)	38,862		38,862			38,862
Time Deposits	143,533	367,776	511,309	64,650	19	575,978
Short-term borrowings (2)	4,950		4,950	21,500	35,000	61,450
Subordinated Debentures	19,074		19,074			19,074

Total interest-bearing liabilities	373,739	367,776	741,515	86,150	35,019	862,684

Interest rate-sensitivity gap	46,198	(209,261)	(163,063)	254,185	(9,673)	81,449

Cummulative interest rate-sensitivity gap	46,198	(163,063)	(163,063)	91,122	81,449

Interest rate-sensitivity gap as a percentage of interest-earning assets	4.89%	(22.16%)	(17.27%)	26.92%	(1.02%)

Cumulative interest rate-sensitivity gap as a percentage of interest-earning assets	4.89%	(17.27%)	(17.27%)	9.65%	8.63%

(1)	Interest-bearing Demand and Savings Accounts for repricing purposes are considered to reprice within 3 months or less.

(2)	Short-term borrowings for repricing purposes are considered to reprice within 3 months or less.

PERFORMANCE GRAPH

The following graph shows the comparison of five-year cumulative total return among (1) Colony Bankcorp, Inc. common stock, (ii) the NASDAQ-Total US Index and (iii) SNL Southeast Banks Index.

Colony Bankcorp, Inc.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Colony Bankcorp	$100.00	$75.44	$103.29	$125.68	$201.52	$343.49
NASDAQ - Total US*	$100.00	$60.82	$48.16	$33.11	$49.93	$54.49
SNL Southeast Bank Index	$100.00	$100.41	$125.09	$138.18	$173.52	$205.78

*	Assumes $100.00 invested on December 31, 1999.

Markets for the Registrant’s Common Stock and Related Stockholder Matters

Effective April 2, 1998 Colony Bankcorp, Inc. common stock is quoted on the NASDAQ National Market under the symbol “CBAN”. Prior to this date, there was no public market for the common stock of the registrant.

The following table sets for the high, low and close sale prices per share of the common stock as reported on the NASDAQ National Market, and the dividends declared per share for the periods indicated.

Year Ended December 31, 2004	High	Low	Close	Dividend Per Share
Fourth Quarter	$35.00	$24.42	$34.00	$0.0825
Third Quarter	25.44	22.00	24.85	0.0800
Second Quarter	22.89	20.60	22.16	0.0775
First Quarter	22.00	19.75	21.50	0.0750

Year Ended December 31, 2003	High	Low	Close	Dividend Per Share
Fourth Quarter	$21.50	$17.50	$20.20	$0.0725
Third Quarter	22.00	16.00	17.79	0.0700
Second Quarter	16.72	13.70	16.00	0.0680
First Quarter	15.99	12.04	14.19	0.0600

*	Dollars adjusted to reflect 5-for-4 stock split effective September 1, 2003.

The Registrant paid cash dividends on its common stock of $1,807,583 or $0.3150 per share and $1,554,688 or $0.2705 per share in 2004 and 2003 respectively. The Company’s Board of Directors approved a reduction in the par value of common stock on February 16, 1999. Par value was reduced from $10 to $1 per share.

As of December 31, 2004, the Company had approximately 1,628 shareholders of record.

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC require our executive officers and directors and persons who beneficially own more than ten percent of any class of our equity securities, as well as certain affiliates of such persons to file initial reports of ownership of any equity securities of Colony Bankcorp and subsequent reports of changes in ownership of such securities with the SEC. Such persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based soley on our review of the copies of such reports that we have received and written representation from such reporting persons that no other reports were required, we believe that, during the fiscal year ended December 31, 2004, all Section 16 (a) filing requirements applicable to our directors and executive officers were complied within a timely manner.

Independent Public Accountants

The firm of McNair, McLemore, Middlebrooks & Co., LLP, Macon, Georgia, has served as our independent accountants each year since 1995, and we consider them to be well qualified. Our Audit Committee has selected McNair, McLemore, Middlebrooks & Co., LLP, to serve as our independent accountants for the fiscal year ending December 31, 2005. Representatives of that firm will be present at the Annual meeting and will have the opportunity to make a statement if they desire to do so. They will be available to answer your questions at that time.

During fiscal years 2003 and 2004, the Company retained its principal auditor, McNair, McLemore, Middlebrooks & Co., LLP, to provide services in the following categories and amounts:

	2003	2004
Audit Fees
Audit of Financial Statements	$150,363	$210,696
Reporting to Audit Committee
Review of Quarterly Financials
Attestation on Internal Controls - SOX404
Assistance with SEC Filings

Audit Related Fees	24,160	17,458
Federal Home Loan Bank Collateral Audits
Hud audit for mortgage company
Special audit and accounting investigations
Sarbanes-Oxley Issues
Research related to accounting and auditing Issues

Tax Fees	9,183	8,680
Preparation of federal and state consolidated returns
Tax planning related to tax credits and other tax reduction strategies
Amended returns, property tax return, local returns

All other Fees	25,234	2,701
Due diligence and acquistions services
Annual returns for profit-sharing returns
Assistance with proxy statements
Regulatory reporting and regulatory issues
Captial issues including trust preferred securities

All non-audit services are pre-approved by the Audit Committee.

The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company’s principal accountants.

Financial Information Systems Design and Implementation Fees. The Company did not retain its principal accountant to perform Financial Information Systems Design or Implementation services in fiscal year 2004.

Changes in and Disagreement with Accountants on Accounting and Financial Disclosure. There was no accounting or disclosure disagreement or reportable event with the former or current auditors that would have required the filing of a report on Form 8-K.

Shareholder Proposals for Next Year’s Meeting

Shareholder proposals that are intended to be presented at our 2006 Meeting of Shareholders must be received by us no later than November 28, 2005 , in order to be included in our proxy statement and related proxy materials for that meeting. Any notice of a shareholder proposal not received by us on or before February 9, 2006 will not be considered timely and will not be submitted to the shareholders at the 2006 annual meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

Other Matters Which May Come Before the Annual Meeting

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in Colony Bankcorp’s best interest.

Annual Reports

Upon receipt of a written request, we will furnish, without charge, any owner of common stock of the company a copy of its annual report to the Securities and Exchange Commission on Form 10-K (the “10-K”) for the fiscal year ended December 31, 2004, including financial statements and the schedules thereto. Copies of exhibits to the 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such requests should be directed to the Secretary of the Company at the address indicated on the front of the proxy statement.

COLONY BANKCORP, INC.

Post Office Box 989

115 South Grant Street

Fitzgerald, Georgia 31750

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

The undersigned hereby appoints L. Morris Downing, Jr. and James D. Minix and each of them, with full power of substitution, to represent and vote as designated herein at the annual meeting of shareholders of Colony Bankcorp, Inc. to be held Tuesday, April 26, 2005 at 6:00 p.m., local time, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia and at any adjournment or postponement thereof; with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the exceeded form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the shares of common stock which the undersigned may be entitled to vote.

PROPOSAL I: To elect the twelve nominees listed below to serve as directors for the following year:

☐	FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

	Terry L. Coleman	Walter P. Patten

	L. Morris Downing, Jr.	W. B. Roberts, Jr.

	Edward J. Harrell	Al D. Ross

	Terry L. Hester	R. Sidney Ross

	James D. Minix	DeNean Stafford, III

	Charles E. Myler	B. Gene Waldron

INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark “FOR” above and write the names of such nominees for whom you wish to withhold authority in the space provided below:

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR ALL NOMINEES LISTED ABOVE.

The Board of Directors recommends a vote FOR the election of the above nominees to the Board of Directors.

(Continued on Reverse Side)

If other matters properly come before the meeting, the persons named herein as proxy shall have the discretionary authority to vote with respect to such matters after considering the recommendations of management.

The undersigned hereby acknowledge receipt of the annual report of the company for the fiscal year ended December 31, 2004 and the notice of annual meeting and proxy statement of the Company for the above-mentioned annual meeting of shareholders.

Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.

DATE:                             , 2005

INDIVIDUALS:	ENTITIES: (Please Print)

Name (Please Print)	By:

Signature	Signature

Name of Joint Tenant or Tenant-In-Common, if any (Please Print)	Position

Signature of Joint Tenant or Tenant-In-Common, if any